Exhibit 99.1

Agreement

Made and Entered into on the 14th day of December 2017

Between:	G.R.I.N Ultra Ltd.
Company Number: 515125557
With its registered office at 8 Ha-Tamar St., Caesarea, 3088900, and principal place of business at 11 Ha-Barzel St., Tel Aviv 6971017
(hereinafter: “the Company”)

Of the One Part;

And:	Rhenium Equipment for Research Lab Ltd.
Company Number: 511642449
of 20 Ha-Satat St., Modi'in-Maccabim-Re’ut 7171101
(hereinafter: “Rhenium”)

Of the Second Part;

Whereas:	Rhenium engages, inter alia, in the marketing and selling of laboratory, research and diagnostic equipment; and

Whereas:	The Company is interested in purchasing the Equipment (as defined below) from Rhenium and also to order from Rhenium Support and Maintenance Services (as defined below), all as set forth in this Agreement, including the Annexes hereto (hereinafter, collectively: “the Project”); and

Whereas:	Rhenium declares and confirms that it has the ability to execute and the knowhow, expertise and experience necessary to perform its undertakings under this Agreement and that it is capable of performing and agrees to perform the Project; and

Whereas:	The Parties wish to define and regulate their legal relations in anything relating to the performance of the Project, in accordance with the terms and conditions of this Agreement;

Therefore, it was Declared, Stipulated and Agreed Between the Parties as Follows:

1.	General

1.1.	The preamble to this Agreement and the Annexes attached hereto constitute an integral part hereof. The headings in this Agreement are for the purposes of convenience and orientation only and shall not be used for the purposes of interpretation thereof.

1.2.	The Annexes set out hereinbelow are attached to this Agreement and form an integral part hereof:

Annex “A” - Price Quotation;

Annex “B” - Consideration and Dates of Payment.

2.	The Transaction

2.1.	The Company hereby orders from Rhenium and Rhenium hereby undertakes to provide to the Company the Equipment and the Support and Maintenance Services for the Equipment, in accordance with all the requirements set forth in this Agreement, including the Annexes hereto.

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2.2.	Rhenium will act to obtain all the necessary authorizations and permits required for the import and/or installation of the Equipment and any other permits and/or authorizations which may be required for the Project (hereinafter: “the Authorizations and Permits”). The Company undertakes to provide Rhenium, immediately upon Rhenium’s demand, any information and data to the extent necessary, in order to obtain the Authorizations and Permits.

2.3.	Rhenium will provide the Company with the instructions of the Equipment manufacturer and work procedures - User Manual (hereinafter: “the Manufacturer’s Instructions”) in the English language.

3.	Schedule

3.1.	Immediately following the signing of this Agreement by the Parties (hereinafter: “the Effective Date"), Rhenium will place an order for the supply of the Equipment from the Equipment manufacturer.

3.2.	Rhenium undertakes to supply and install the Equipment at the Company’s site, on such date and location to be agreed upon by the Parties, at the center of Israel, within 90 days after the Effective Date (hereinafter: "the Supply Date").

3.3.	It is hereby clarified that in the event that any faults and/or problems and/or obstructions and/or any other reasons connected to the Company would prevent Rhenium and/or anyone acting in its name from installing the Equipment and/or from performing Rhenium’s other undertakings hereunder, Rhenium shall not be liable for any delay in the date of installation and such installation date will be postponed according to the actual delay and the Company shall have no claim and/or demand and/or suit for such a delay. For the avoidance of doubt, it is hereby clarified, that in such case of delay, the Warranty Period for the Equipment will commence on Supply Date.

4.	Declarations and Undertakings of Rhenium

Rhenium declares, acknowledges and undertakes, without derogating from its undertakings and declarations set forth hereunder, that:

4.1.	It has the knowhow, experience, professional skills, professional and experienced manpower, resources and financial capabilities to perform the Project for the Company, under such terms and conditions and at the dates specified in this Agreement, with excellent quality and nature and that in performing its undertakings hereunder, it shall exercise care, skill and high level of professionalism, in accordance with the provisions of this Agreement and any law.

4.2.	There is no and shall be no legal, professional, economic or other impediment preventing Rhenium from fulfilling all of its undertakings hereunder and that its entering into this Agreement and performance of its undertakings hereunder do not and shall not breach any law and/or other agreements to which Rhenium and/or its affiliates are party, to the extent such is dependent on Rhenium.

4.3.	It is authorized, on behalf of anyone holdings rights to the Equipment, to sell and supply the Equipment to the Company, to supply training and installation services and fulfil all its undertakings included in this Agreement.

4.4.	It will supply 5 training days without charge to the customer for each device. Such training days will be conducted at the Company’s site, on the dates coordinated between the Parties. As part of said training days, Rhenium will train the Company’s employees, among other things, how to continuously operate the Equipment and provide basic support and maintenance. Such basic support and maintenance by the Company’s employees trained by Rhenium will, under no circumstances, derogate from Rhenium’s liability. Rhenium will provide the Company with any additional trainings days for payment, as may be required by the Company, in accordance with Rhenium’s applicable rates from time to time.

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4.5.	Rhenium will supply during the Warranty Period Support and Maintenance Services to the Company for the Equipment.

4.6.	That its employees and/or anyone acting on its behalf, who are present at the Company’s site for the purposes of fulfilling the undertakings hereunder, including for the supply of training and installation, shall maintain full confidentiality as to the Project and act in accordance with the Company’s security instructions, practices and code of conduct, as applicable from time to time.

4.7.	That it holds all the relevant authorizations pursuant to the provisions of any law and/or regulations and/or standards promulgated by the competent authorities in connection with the supply of Support and Maintenance Services and/or installation services and/or selling the Equipment.

5.	Declarations of the Company

The Company declares, acknowledges and undertakes, without derogating from its undertakings and declarations as set forth hereunder, that:

5.1.	It has the resources and financial capabilities to fulfill its undertakings hereunder.

5.2.	There is no and shall be no legal, professional, economic or other impediment preventing the Company from fulfilling all of its undertakings hereunder and that its entering into this Agreement and performance of its undertakings hereunder do not and shall not breach any law and/or other agreements to which the Company is party and that it shall act for obtaining such Authorizations and Permits as defined above.

5.3.	The Company will make available to Rhenium appropriate electricity and communications infrastructures as well as a table for placing the Equipment. It is hereby clarified that meeting the said infrastructure requirements constitutes a fundamental condition of this Agreement and is needed for installing the Equipment and for the proper functioning of such Equipment.

5.4.	That the signatories signing this Agreement on the Company’s behalf are duly authorized to bind the Company and to sign this Agreement.

6.	Consideration and Dates of Payment

6.1.	In consideration for the Equipment and fulfillment of all Rhenium’s undertakings set forth in this Agreement, the Company will pay Rhenium the Consideration set forth in Annex “B” hereto in accordance with the payment terms set forth in such Annex (hereinafter: “the Consideration”).

6.2.	Any delay in payment of the Consideration to Rhenium shall bear interest and linkage differentials at the maximum permitted rate charged by Bank Hapoalim B.M for unapproved overdrafts in current debit accounts or current accounts.

6.3.	The Consideration set forth above includes the purchase of the Equipment, transportation to the Company’s site, installation and training, as well as the Support and Maintenance Services during the Warranty Period.

6.4.	It is hereby clarified that in the event that the Company demands support and/or maintenance services and/or any other services which are not within the framework of the Services set forth in this Agreement, including additional training services beyond the training services set forth above and also in case the Company demands support and maintenance services after the expiry of the Warranty Period, the Company will be charged separately in accordance with Rhenium’s applicable rates from time to time.

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6.5.	The Company will pay all the taxes, payments, fees and levies that apply to the Company hereunder, if any.

7.	Support and Maintenance Services

7.1.	Rhenium will provide Support and Maintenance Services to the customer for the Equipment, commencing on the date of installation, for a period of 24 months, without any charge beyond payment of the Consideration (hereinafter: “the Warranty Period”).

Such Support Services will include ongoing professional support regarding the operation of the devices and working methods for the users thereof, as needed by the Company and in accordance with the Manufacturer’s Instructions.

The Maintenance Services will only include the following services: supply of replacement components, preventative maintenance in accordance with the Manufacturer’s Instructions (excluding annual service). It is hereby clarified, that any requests from the customer to upgrade the operating system and the system’s designated software will be made in exchange for additional payment in accordance with Rhenium’s pricelist, as then in effect.

In addition, it is hereby clarified that the Support and Maintenance Services do not include the maintenance or supply of ancillary equipment or consumables such as: reagents, capillaries, plates, bulbs, syringes, test tubes etc., except for the reagents needed for the initial operation of the Equipment only.

7.2.	At the end of the Warranty Period, the Company may purchase from Rhenium Support and Maintenance Services for the Equipment against payment to the Rhenium, in accordance with Rhenium’s applicable rates from time to time.

7.3.	It is hereby clarified that Rhenium’s undertakings in the framework of the Support of Maintenance Services do not include damages to the Equipment resulting from operation or use of the Equipment in deviation from the Manufacturer’s Instructions and/or Rhenium’s instructions.

8.	Liability and Insurance

8.1.	Subject to the provisions of any law, Rhenium hereby excludes any warranty which was not expressly made herein and any implied warranty and Rhenium shall not be liable for any direct or indirect loss or damage arising from use of the Equipment, or any special, random, indirect or consequential loss or damage, including, without limitation, loss of data or documentation or interruption of operations.

8.2.	In the event that, notwithstanding that stated in this Agreement, Rhenium will be liable for damages, then Rhenium’s liability vis-à-vis the Company, in each case and notwithstanding the provisions of any law, shall be limited to the amount of Consideration actually paid by the Company to Rhenium (hereinafter: “the Limit of Liability”). The Limit of Liability is an aggregate amount and includes Rhenium’s total aggregate expenses up to the Limit of Liability.

8.3.	For the avoidance of doubt, Rhenium shall not be liable for any acts and/or omissions of the Company that would result in a failure of the Equipment and/or any part thereof to optimally function, including an erroneous use and/or gross negligence and/or any abuse or misuse of the Equipment, other than according to the maintenance instructions for the Equipment and/or the instructions for use of the Equipment and/or the Manufacturer’s Instructions, which may, directly or indirectly, adversely affect the Equipment and/or prevent it from properly functioning.

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8.4.	Starting from the Supply Date, the Company shall be responsible for carrying out any and all suitable insurances for the Equipment.

9.	Absence of Employer/Employee Relationship

9.1.	The parties declare that, under the provisions of this Agreement, no employer/employee relationships are created between Rhenium and the Company and/or between the Company and any entities acting on Rhenium’s behalf in the supply of services and Equipment to the Company as part of the Project, and that as an independent contractor, Rhenium and its employees and/or anyone acting in its name, shall not become entitled to any of the rights available to, or conferred upon, employees under any law, custom, collective bargaining agreement or otherwise.

9.2.	Rhenium is an independent contractor and is fully responsible for the employment of its employees. Rhenium will be obligated to observe that its employees receive such working conditions and wages that comply with the provisions of any applicable laws.

10.	Confidentiality

Without derogating from the Parties' rights as provided in this Agreement, each Party to this Agreement undertakes to keep confidential any confidential information of the other Party reaching it as a result of the entering into this Agreement.

11.	Confirmation of Engagement and Signatures

The Parties declare that they are signing this Agreement pursuant to the authorization of all the organs competent for approving this engagement.

12.	Amendment of the Agreement

No amendment and/or addition to this Agreement shall be valid or deemed binding, unless made in writing and signed by all the Parties.

13.	Jurisdiction

The competent courts in Jerusalem shall have exclusive jurisdiction in all matters resulting and/or connected with this Agreement, to the exclusion of any other courts.

14.	Notices and Addresses

Any notice sent by one Party to the other will be deemed as reaching the addressee within 3 business days from the date of its delivery by registered mail, and if delivered by hand and/or by fax during business hours - upon actual receipt, or at the beginning of the next business day, if transmitted by fax on the day following delivery.

The addresses of the Parties for purposes of this Agreement are as stated in the beginning of this Agreement or any other address of which any of the Parties provides written notice to the other Party.

In Witness Whereof the Parties Have Set Their Hand:

/s/ Itamar Borochov
Rhenium Equipment for Research Lab Ltd.	G.R.I.N Ultra Ltd.

By: Itamar Borochov, Title: Authorized Signatory

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